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EXHIBIT 5.1

Covington & Burling
November 8, 2005
1201 PENNSYLVANIA AVENUE NW WASHINGTON, DC 20004-2401 TEL 202.662.6000 FAX 202.662.6291 WWW.COV.COM	WASHINGTON NEW YORK SAN FRANCISCO LONDON BRUSSELS

Tronox Incorporated
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

  Re:
  Tronox Incorporated
  Registration Statement on Form S-1 (File No. 333-125574)

Ladies & Gentlemen:

        We are acting as counsel to Tronox Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") of a public offer and sale of shares of Class A Common Stock, $0.01 par value per share (including the associated preferred share purchase rights), of the Company (the "Shares") pursuant to the above-referenced registration statement filed with the Securities and Exchange Commission ("SEC") (such registration statement, as amended, is herein referred to as the "Registration Statement").

        We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and, when duly issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name as counsel under "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,
/s/ Covington & Burling
Covington & Burling

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  EXHIBIT 5.1